EXHIBIT 10.3


                              XOMA IRELAND LIMITED
                              Shannon Airport House
                              Shannon, County Clare
                                     Ireland




                                                                   June 30, 2003



Baxter Healthcare Corporation
1627 Lake Cook Road
Deerfield, IL  60015
Attention:  Victor W. Schmitt

                      Re: Termination of License Agreement
                          --------------------------------

     Reference is made to that certain License Agreement dated as of January 25, 2000 (the "License Agreement") between XOMA Ireland Limited, a company with limited liability organized under the laws of the Republic of Ireland ("XOMA"), and Baxter Healthcare Corporation, a Delaware corporation ("Baxter"). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the License Agreement.

     Upon execution hereof by both parties, the parties hereto agree that the License Agreement, together with any and all agreements between the parties that are related to the subject matter thereof, will terminate in their entirety and be of no further force and effect as of June 30, 2003, except for the provisions specified below, which shall survive the termination of the License Agreement. In consideration thereof, Baxter agrees to pay to XOMA on or prior to January 5, 2004, by wire transfer payment of immediately available funds to the account of XOMA designated to Baxter in advance in writing, the sum of US$6,960,000 plus reimbursement of fifty percent (50%) of expenses incurred from the date hereof through the date of such payment.

     Upon execution hereof by both parties, Baxter, on behalf of itself and its parents, subsidiaries, assigns, successors, stockholders, directors, officers, employees, and agents, hereby releases and forever discharges XOMA, and each of its parents, subsidiaries, assigns, successors, stockholders, directors, officers, employees, attorneys and agents, of and from any and all claims, counterclaims, rights, demands, costs, damages, losses, liabilities, actions and causes of actions whatsoever, whether in law or equity, arising from or related to the License Agreement existing as of the date hereof. Upon the later of timely payment in full of the aggregate amount referred to in the last sentence of the preceding paragraph and com-


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pletion of the transfer, in usable form, of the data referred to in the fifth paragraph hereof, XOMA, on behalf of itself and its parents, subsidiaries, assigns, successors, stockholders, directors, officers, employees, and agents, shall be deemed to have released and forever discharged Baxter, and each of its parents, subsidiaries, assigns, successors, stockholders, directors, officers, employees, attorneys and agents, of and from any and all claims, counterclaims, rights, demands, costs, damages, losses, liabilities, actions and causes of actions whatsoever, whether in law or equity, arising from or related to the License Agreement existing as of the date hereof.

     For the avoidance of doubt, the parties acknowledge that the termination provided for herein is mutual and that therefore neither Section 12.4.1 nor
Section 12.4.2 shall apply. Notwithstanding the foregoing, the provisions of
Article 8 and Sections 13.3, 13.5, 13.7.1 and 13.9 through 13.12 shall survive this termination.

     Notwithstanding either the foregoing or any provision of the License Agreement, the parties agree that promptly upon execution hereof Baxter shall transfer to XOMA, as directed by XOMA, any and all data, whether clinical or pre-clinical, under Baxter's control relating to the subject matter of the License Agreement.

     The parties agree that any action or dispute arising from or relating to this agreement may only be brought in Superior Court of the State of California or a United States District Court in the State of California. Each of the parties hereby (a) submits to the exclusive jurisdiction of such courts; (b) waives the defense of inconvenient forum; (c) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions in any manner provided by law; and (d) to the extent that it or its properties have or hereafter acquire immunity from jurisdiction of any court or from any legal process, waives such immunity in respect of its obligations under this agreement. Baxter hereby consents to service of process upon it by making or delivering such service to the attention of the General Counsel at Baxter Healthcare Corporation at One Baxter Parkway Deerfield, IL 60015, and XOMA hereby consents to service of process upon it by mailing or delivering such service to the attention of Geoffrey E. Liebmann at Cahill Gordon & Reindel at 80 Pine Street, New York, NY 10005.

     This letter shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws. This letter may be executed in counterparts and delivered by facsimile transmission.



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     Please acknowledge your agreement with all of the foregoing by signing below, whereupon this letter shall become a binding agreement between us.


                                     Very truly yours,


                                     XOMA IRELAND LIMITED



                                     -----------------------------------------
                                     Alan Kane, Director,
                                     duly authorized on behalf of XOMA Ireland
                                     Limited in the presence of:

                                     Witness:



                                     -----------------------------------------
                                     Name:


ACKNOWLEDGED and AGREED
as of the date first above written:


BAXTER HEALTHCARE CORPORATION


By:
     ------------------------------------
     Name: Victor W. Schmitt
     Title: President, Venture Management


Cc:  General Counsel, Baxter Healthcare Corporation
     President, Baxter BioScience